Exhibit 32.1
CERTIFICATIONS UNDER SECTION 906
Pursuant to section 906 of the Sarbanes‑Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Esperion Therapeutics, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Annual Report for the year ended December 31, 2024 (the “Form 10‑K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10‑K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 7, 2025	/s/ SHELDON L. KOENIG
Sheldon L. Koenig
President and Chief Executive Officer
(Principal Executive Officer)

/s/ BENJAMIN HALLADAY
Benjamin Halladay
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)